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                                                                      Exhibit 21

               List of Subsidiaries of Bank of Boston Corporation

  There is no parent company of Bank of Boston Corporation (the "Corporation"). The First National Bank of Boston (the "FNBB"), all of whose voting securities (except for directors' qualifying shares) are owned directly or indirectly by the Corporation, is the principal subsidiary of the Corporation. Other major banking subsidiaries of the Corporation are Bank of Boston Connecticut and Rhode Island Hospital Trust National Bank.

  A number of entities which are owned wholly or in part, either directly or indirectly, by the Corporation are not listed below. However, their assets if considered in the aggregate as a single subsidiary would not constitute a significant subsidiary of the Corporation.

                                                JURISDICTION
NAME OF SUBSIDIARY(1)                           OF INCORPORATION

The First National Bank of Boston(2)                 US
 BancBoston Financial Company                        MA
 Bank of Boston International                        US Edge Act Corp.
 Boston Overseas Financial Corp.                     US Edge Act Corp.
 Boston World Holding Corporation                    MA
 BancBoston Leasing, Inc.                            MA
 BancBoston Leasing Services, Inc.                   MA
 BancBoston Mortgage Corporation                     FLA
 BancBoston Ventures Inc.                            MA
 Ganis Credit Corporation                            DE
 1784 Investor Services, Inc.                        MA
BancBoston Capital Inc.(3)                           MA
BancBoston Holdings, Inc.                            MA
 Rhode Island Hospital Trust National Bank(2)        US
 Bank of Boston Connecticut(4)                       CT
 Bank of Boston Florida, N.A.                        US
 Thor Credit Corp.                                   DE
 Bullfinch Indemnity, Ltd.                           VT
BancBoston Trust Company of New York                 NY
BancBoston Investments Inc.                          MA
BancBoston Real Estate Capital Corporation(2)        MA
Bank of Boston Maine, N.A.                           US
Boston International Holdings Corporation            MA
Boston Overseas Holding Corporation                  MA
Colonial Bancorp, Inc.                               MA
 Bank of Boston Connecticut(2)(4)                    CT
   BancBoston Capital Inc.(3)                        MA
   Fidelity Acceptance Corporation                   MN
FSC Corp                                             MA
 FNBC Acceptance Corporation                         AL
 First Louisiana Acceptance Corporation              LA
Multibank Financial Corp.                            MA
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(1) Except as noted, each such business organization is either wholly-owned by the Corporation or wholly-owned by a one hundred percent owned subsidiary of the Corporation.

(2) FNBB and certain other subsidiaries own a number of subsidiaries which hold real property acquired in connection with certain loan workout situations. If considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.

(3) BancBoston Capital, Inc. is owned 24.9% by the Corporation and 75.1% by Bank of Boston Connecticut.

(4) Bank of Boston Connecticut is owned 57% by BancBoston Holdings, Inc. and 43% by Colonial Bancorp, Inc.